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Delta Announces Order for 100 Boeing 737-900ER Aircraft

New aircraft will replace retiring mainline jets; company maintains financial discipline and lowers costs while enhancing the customer experience

ATLANTA, Aug. 25, 2011 – Delta Air Lines (NYSE: DAL) today announced plans to purchase 100 Boeing 737-900ER aircraft for delivery between 2013 and 2018 as it retires older mainline jets and upgrades its fleet.

The order will enable Delta to add 100 fuel-efficient, state-of-the-art 180-seat aircraft to its fleet, replacing on a capacity-neutral basis older technology aircraft that will be retired from the fleet.  The new aircraft will improve the company’s profitability while providing customers with an industry-leading on-board experience.  With a range of 3,200 nautical miles, the Boeing 737-900ER can operate on any domestic route offered by Delta.

 “A key component of Delta’s strategy is making prudent investments for the future while maintaining our financial and capacity discipline,” said Richard Anderson, Delta’s chief executive officer. “With this next-generation Boeing aircraft, we can give our customers a superior in-flight experience while at the same time improving our shareholder returns.

“I want to commend all the manufacturers who participated in this process.  Their innovation in developing fleet solutions for the future resulted in several very competitive proposals,” he said.

Financially Sound Investment

Delta will begin taking deliveries of the aircraft in the second half of 2013, with 12 aircraft in 2013, 19 aircraft per year in 2014 through 2017, and the remaining 12 aircraft in 2018. Each aircraft has committed long-term financing.

The size and timing of the order will allow Delta to maintain its annual capital expenditure run rate between $1.2 billion and $1.4 billion over the next three years and will not impact the company’s $1.2 billion of capital expenditures projected for 2011.  Capital discipline is key to the company achieving its $10 billion adjusted net debt target by 2013.

As a result of maintenance efficiencies and a 15 to 20 percent improvement in fuel consumption per seat, the Boeing 737-900ER will have lower unit costs than the older technology Boeing 757 and 767 and Airbus A320 aircraft that it will replace.  The aircraft will be equipped with CFM56-7B engines produced by CFM International, a joint venture of General Electric Co. of the U.S. and Snecma of France.

“With significant savings from increased fuel efficiency and lower maintenance costs, these aircraft will be cash flow positive and earnings accretive from the first year of operation,” Anderson said.

Enhanced Customer Experience

Delta is more than halfway through a $2 billion, three-year investment to enhance the customer experience as a means of generating a unit revenue premium to the industry.  The investments include improvements to Delta’s fleet, facilities and technology.

The 737-900ER will be Delta’s first aircraft to feature Boeing’s new “Sky Interior,” which offers expanded carry-on baggage space, a roomier, more airy cabin and an LED lighting system that provides different color schemes, such as a soft blue sky and a relaxing pallet of sunset colors.

Delta recently completed the installation of full flat-bed seats in the BusinessElite cabin of all Boeing 777 and 767-400ER aircraft, and began installing full flat-bed seats in its 767-300ER aircraft this month. To date, more than 25 percent of Delta's widebody international fleet has received the upgrade and the airline's entire widebody international fleet of more than 140 aircraft will be flying with full flat-bed seats in BusinessElite by the end of 2013.

This summer, Delta began offering its new Economy Comfort class on more than 160 Boeing 747, 757, 767, 777 and Airbus A330 aircraft. Located in the first few rows of the economy cabin, Economy Comfort features up to four additional inches of legroom, 50 percent more recline than Delta's standard international economy class seats, and early boarding.

At the same time, the company has been investing in enhancing its domestic fleet, with in-flight WiFi on all two-class domestic aircraft, interior upgrades and the installation of additional First Class seating. Delta also will offer Wi-Fi on its entire dual-class regional fleet of 228 aircraft by the end of 2011.

Delta's ongoing investment to enhance the customer experience also includes work underway on its new Terminal 4 at New York-JFK, opening in 2013, and the new Maynard H. Jackson Jr. International Terminal in Atlanta, opening in 2012. Pending final approval of an agreement between Delta and US Airways to transfer takeoff and landing rights at New York's LaGuardia and Washington D.C.'s Reagan National airports, Delta also will spend $100 million to expand, renovate and consolidate terminals C and D at LaGuardia over the next two years.

Delta Air Lines serves more than 160 million customers each year, and was named by Fortune magazine as the most admired airline worldwide in its 2011 World's Most Admired Companies airline industry list. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 355 destinations in 65 countries on six continents. Headquartered in Atlanta, Delta employs 80,000 employees worldwide and operates a mainline fleet of more than 700 aircraft. A founding member of the SkyTeam global alliance, Delta participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia. Including its worldwide alliance partners, Delta offers customers more than 13,000 daily flights, with hubs in Amsterdam, Atlanta, Cincinnati, Detroit, Memphis, Minneapolis-St. Paul, New York-JFK, Paris-Charles de Gaulle, Salt Lake City and Tokyo-Narita. The airline’s service includes the SkyMiles frequent flier program, a world-class airline loyalty program; the award-winning BusinessElite service; and more than 50 Delta Sky Clubs in airports worldwide. Delta is investing more than $2 billion through 2013 in airport facilities and global products, services and technology to enhance the customer experience in the air and on the ground. Customers can check in for flights, print boarding passes, check bags and review flight status at delta.com.

Forward-looking Statements

Statements in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the impact of significant funding obligations with respect to defined benefit pension plans; the impact of posting collateral in connection with our fuel hedge contracts;  the impact that our indebtedness may have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; the integration of the Delta and Northwest workforces; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; our ability to retain management and key employees; the ability of our credit card processors to take significant holdbacks in certain circumstances; the possible effects of accidents involving our aircraft; the effects of weather, natural disasters and seasonality on our business; the effects of terrorist attacks; and competitive conditions in the airline industry.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2010.  Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of August 25, 2011, and which we have no current intention to update.

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